Exhibit 10.2
EXECUTION VERSION

PURCHASE AGREEMENT
dated September 7, 2018
among
SCILEX PHARMACEUTICALS INC.,
SORRENTO THERAPEUTICS, INC.
and
THE PURCHASER NAMED HEREIN
$224,000,000 SENIOR SECURED NOTES DUE 2026

Table of Contents
Page
ARTICLE I
INTRODUCTORY    1
Section 1.1Introductory    1
ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS    1
Section 2.1Rules of Construction and Defined Terms    1
ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSING    1
Section 3.1Sale and Purchase of Notes; Closing    1
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER    2
Section 4.1Purchase for Investment and Restrictions on Resales    2
Section 4.2Purchaser Status    3
Section 4.3Source of Funds; ERISA Matters    4
Section 4.4Due Diligence    5
Section 4.5Enforceability of this Purchase Agreement    6
Section 4.6Tax Matters    6
Section 4.7Confidentiality Agreement    6
Section 4.8Reliance for Opinions    6
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS    7
Section 5.1Securities Laws    7
Section 5.2Investment Company Act Matters    7
Section 5.3Use of Proceeds; Margin Regulations    7
Section 5.4Exchange Act Documents    8
Section 5.5Organization; Power; Authorization; Enforceability    8
Section 5.6Equity Interests    8
Section 5.7Governmental and Third Party Authorizations    8
Section 5.8No Conflicts    9
Section 5.9Compliance with Laws    9
Section 5.10No Material Adverse Change    9
Section 5.11Compliance with ERISA    9
Section 5.12Tax Matters    10
Section 5.13No Defaults    10
Section 5.14Absence of Litigation    10
Section 5.15Solvency    10
Section 5.16Financial Statements    11
Section 5.17Existing Indebtedness    11
Section 5.18Material Contracts    11
Section 5.19Properties    12
Section 5.20Intellectual Property    12
Section 5.21Environmental Matters    13
Section 5.22Labor Matters    13
Section 5.23Insurance    14
Section 5.24Sanctions and Anti-Money Laundering Laws    14
Section 5.25Anti-Corruption Laws    14
Section 5.26Licenses and Permits    15
Section 5.27Regulatory Filings    15
Section 5.28Clinical Trials    16
Section 5.29Disclosure Controls    16
Section 5.30Accounting Controls    16
Section 5.31Existing Investments    16
Section 5.32Security Documents    16
ARTICLE VI
CONDITIONS TO CLOSING    17
Section 6.1Obligors’ Counsel Opinions    17
Section 6.2Purchasers’ Counsel Opinions    17
Section 6.3Certification as to Purchase Agreement    17
Section 6.4Authorizations    17
Section 6.5Offering of Notes and Guarantee    18
Section 6.6CUSIP Numbers    18
Section 6.7Further Information    18
Section 6.8Consummation of Transactions    18
Section 6.9No Actions    18
Section 6.10Consents    19
Section 6.11Collateral Requirements    19
ARTICLE VII
ADDITIONAL COVENANTS    19
Section 7.1DTC    19
Section 7.2Expenses    19
Section 7.3Confidentiality; Public Announcement    19
ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS    20
Section 8.1Survival of Certain Provisions    20
ARTICLE IX
NOTICES    21
Section 9.1Notices    21
ARTICLE X
SUCCESSORS AND ASSIGNS    21
Section 10.1Successors and Assigns    21
ARTICLE XI
SEVERABILITY    21
Section 11.1Severability    21
ARTICLE XII
WAIVER OF JURY TRIAL    21
Section 12.1WAIVER OF JURY TRIAL    21
ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION    22
Section 13.1Governing Law; Consent to Jurisdiction    22
ARTICLE XIV
COUNTERPARTS    22
Section 14.1Counterparts    22
ARTICLE XV
TABLE OF CONTENTS AND HEADINGS    22
Section 15.1Table of Contents and Headings    22
Annex A    Rules of Construction and Defined Terms
Schedule 1    Purchaser Information
Schedule 2    Confidentiality Agreement

Disclosure Schedule to Purchase Agreement dated September 7, 2018

Schedule 5.5    Organization; Power; Authorization; Enforceability
Schedule 5.6    Equity Interests
Schedule 5.7    Governmental and Third Party Authorizations
Schedule 5.10    No Material Adverse Change
Schedule 5.12    Tax Matters
Schedule 5.17    Existing Indebtedness
Schedule 5.18    Material Contracts
Schedule 5.19    Properties
Schedule 5.20    Intellectual Property
Schedule 5.26    Licenses and Permits

PURCHASE AGREEMENT
September 7, 2018
To the Purchaser named in Schedule 1
Ladies and Gentlemen:
Scilex Pharmaceuticals Inc., a Delaware corporation (the “Issuer”), and Sorrento Therapeutics, Inc., a Delaware corporation (the “Parent Guarantor”), hereby covenant and agree with you as follows:
Article I
INTRODUCTORY
Section 1.1    Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Purchasers $224,000,000 in aggregate principal amount of the Issuer’s Senior Secured Notes due 2026. The principal amount of Notes to be purchased by the Purchaser pursuant to this Purchase Agreement is set forth in Schedule 1. The Notes to be sold to the Purchaser and the Other Purchasers are to be issued on the Issue Date pursuant to, and subject to the terms and conditions of, the Indenture.
The Notes and the Guarantee will be offered and sold to the Purchaser and the Other Purchasers (collectively, the “Purchasers”) in transactions exempt from or not subject to the registration requirements of the Securities Act.
ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS
Section 2.1    Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Purchase Agreement and are hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement. Capitalized terms used but not otherwise defined in this Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement.
ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSING
Section 3.1    Sale and Purchase of Notes; Closing.
(a)    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Purchase Agreement and the Indenture, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase, on the Issue Date, Notes in the principal amount set forth in Schedule 1 at a purchase price equal to 62.5% of the principal amount thereof (the “Price”). Contemporaneously with entering into this Purchase Agreement, the Obligors are entering into separate Purchase Agreements (the “Other Agreements”) substantially identical to this Purchase Agreement with other purchasers (the “Other Purchasers”), providing for the sale on the Issue Date to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule 1 to each such Other Agreement, at a purchase price equal to 62.5% of the principal amounts thereof (the “Other Prices” and, together with the Price, the “Purchase Price”). The Issuer shall not be obligated to issue, and no Purchaser shall be required to purchase, any of the Notes except upon delivery of and payment for all the Notes to be purchased by the Purchasers under the Purchase Agreements on the Issue Date and subject to the satisfaction or waiver of the respective terms and conditions hereunder and thereunder.
(b)    On the Issue Date, the Issuer will deliver one or more Global Securities for the account of DTC, as well as any Definitive Securities to the relevant Purchasers, evidencing the aggregate principal amount of Notes to be acquired by all Purchasers pursuant to the Purchase Agreements, against payment by each such Purchaser of its respective portion of the Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Closing Account. The Issuer shall cause the Trustee to hold all such funds in trust for the Purchasers pending completion of the closing of the transactions contemplated by the Purchase Agreements. Upon receipt by the Trustee of the Purchase Price and the satisfaction of the conditions to closing set forth in Article VI, the Issuer shall cause the Trustee to disburse the Purchase Price in accordance with written instructions provided by the Issuer to the Trustee. If the Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Issue Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Issue Date, then the Trustee shall return, and the Issuer shall cause the Trustee to return, the Purchase Price to the Purchasers prior to the close of business on the Issue Date or as soon thereafter as reasonably practicable, in which case each Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Purchase Agreement.
(c)    If the Global Securities shall not be tendered for the benefit of any Purchaser for the account of DTC in accordance with the foregoing provisions of this Section 3.1 or any of the conditions specified in Article VI shall not have been fulfilled to the satisfaction of any Purchaser, such Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Purchase Agreement.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER
The Purchaser agrees and acknowledges that (a) the Obligors, counsel to the Obligors and counsel to the Purchasers may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in this Article IV and (b) the Placement Agent may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.
Section 4.1    Purchase for Investment and Restrictions on Resales. The Purchaser:
(a)    acknowledges that (i) neither the Notes nor the Guarantee have been or will be registered under the Securities Act or the Laws of any U.S. state or other jurisdiction relating to securities matters and (ii) the Notes (which shall, for avoidance of doubt, for purposes of all of this Section 4.1 include the Guarantee associated therewith) may not be offered, sold, pledged or otherwise transferred except as set forth in the Transaction Documents and the legend regarding transfers on the Notes;
(b)    agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, the Laws of any applicable state or other jurisdiction relating to securities matters and the respective rules and regulations promulgated under any of the foregoing and in accordance with the restrictions and requirements of the provisions of this Purchase Agreement, the other Transaction Documents and the legend regarding transfers on the Notes and only to a Person whom it reasonably believes, at the time any buy order for such Notes is originated, is (i) the Issuer, (ii) for so long as such Notes are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) a Person outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available) or (iv) an Accredited Investor that is purchasing such Notes for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case unless consented to by the Issuer in writing;
(c)    acknowledges the restrictions and requirements contained in the Transaction Documents applicable to transfers of the Notes and the legend regarding transfers on the Notes and agrees that it will only offer or sell the Notes in accordance with such restrictions and requirements;
(d)    represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; however, the Purchaser reserves the right to sell the Notes at any time in accordance with applicable Laws and its investment objectives; and
(e)    agrees not to make available or disclose any Information (as defined in the Confidentiality Agreement attached as Schedule 2) to any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes until such intended transferee or prospective purchaser executes and delivers to the Issuer a Confidentiality Agreement (and the parties hereto acknowledge and agree that the Purchaser and its Affiliates shall not be liable in respect of the actions or omissions to act of any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes after such Person executes and delivers to the Issuer such Confidentiality Agreement).
Section 4.2    Purchaser Status. The Purchaser represents and warrants that, as of the date hereof, it is (a) a QIB and is purchasing the Notes and the Guarantee for its own account or for the account of a QIB, (b) a Person outside the United States purchasing the Notes and the Guarantee in an offshore transaction in compliance with Regulation S or (c) an Accredited Investor.
Section 4.3    Source of Funds; ERISA Matters.
(a)    The Purchaser represents, warrants and covenants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by the Purchaser to pay the purchase price of any Note to be purchased by the Purchaser under the Transaction Documents and with respect to its holding of such Note:
(i)    the Source either (A) does not include Plan Assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (B) includes only assets that are not considered Plan Assets by reason of being held in a separate account of an insurance company that is maintained solely in connection with the Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including an annuitant)) are not affected in any manner by the investment performance of the separate account;
(ii)    the Source is a governmental plan;
(iii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (a)(iii); or
(iv)    the Source does include Plan Assets of an employee benefit plan subject to ERISA, but the use of such Plan Assets to purchase and hold one or more Notes will not constitute a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and one of the following applies:
(w)    the Source is an “insurance company general account” within the meaning of United States Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995, as subsequently amended), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile;
(x)    the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991, as subsequently amended), and, except as disclosed by the Purchaser to the Issuer in writing pursuant to this clause (x), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund;
(y)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), and the conditions of Part I of the QPAM Exemption are satisfied; or
(z)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23, issued March 24, 1995, as subsequently amended (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), and the conditions of Part I of the INHAM Exemption are satisfied.
As used in this Section 4.3(a), the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
(b)    The Purchaser represents, warrants and covenants that, if any Source to be used by the Purchaser to pay the purchase price of any Note under the Transaction Documents consists of assets of a benefit plan that is not subject to ERISA, either (i) such benefit plan is not a governmental plan, non-U.S. plan, church plan or other plan subject to Law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its purchase and holding of Notes will not constitute a violation of Similar Law.
Section 4.4    Due Diligence. The Purchaser acknowledges that (a) it has made, either alone or together with its advisors, such separate and independent investigation of the Obligors and their respective businesses, financial condition, prospects and managements as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes pursuant to the transactions contemplated by this Purchase Agreement, (b) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes pursuant to the transactions contemplated by this Purchase Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of an Event of Default on the Notes or any insolvency, liquidation or winding up of either Obligor or otherwise, (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and can bear the economic risks of investing in the Notes for an indefinite period of time, including the complete loss of its investment, and (f) it has been furnished by the Obligors with an opportunity to review any information provided in the dataroom accessible via iDeals Virtual Data Room that has been provided by the Obligors. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on the Obligors or the Placement Agent for such advice. The Purchaser has had a reasonable time prior to the Issue Date to ask questions and receive answers concerning the Obligors and their respective businesses and the terms and conditions of the offering of the Notes and the Guarantee and the transactions contemplated hereby and to obtain any additional information that the Obligors possess or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable the Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto. Except for (i) the representations, warranties and covenants made by the Obligors in the Transaction Documents and (ii) the legal opinions provided to the Purchasers in connection with the transactions contemplated by the Transaction Documents, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.
Section 4.5    Enforceability of this Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligations of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 4.6    Tax Matters.
(a)    Except as otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code, the Purchaser agrees to treat, and shall treat, the Notes as indebtedness of the Issuer for all applicable income tax purposes.
(b)    The Purchaser understands and acknowledges that failure to provide the Issuer, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, on IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person or on an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person) may result in U.S. federal tax withholding from any payments paid in respect of the Transaction Documents.
(c)    The Purchaser represents and warrants that (i) it has not relied upon the Issuer or the Placement Agent for any tax advice or disclosure of tax consequences arising from the purchase, holding or disposition of the Notes and (ii) it has relied upon its own tax counsel or advisors with respect to its tax consequences arising from the purchase, holding and disposition of the Notes.
Section 4.7    Confidentiality Agreement. The Purchaser acknowledges and agrees that it is bound by the terms and conditions of the Confidentiality Agreement attached as Schedule 2 (including, if the Purchaser is not a party thereto, as if it were a party thereto), agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such Confidentiality Agreement remains in effect and will survive the execution and delivery of this Purchase Agreement and the closing of the purchase of the Notes and the Guarantees pursuant to its terms.
Section 4.8    Reliance for Opinions. The Purchaser acknowledges and agrees that the Obligors and, for purposes of the opinions to be delivered to the Purchasers pursuant to Sections 6.1 and 6.2 (to the extent such opinions relate to exemptions from registration and prospectus requirements under Law), counsel for the Obligors and counsel for the Purchasers, respectively, may rely, without any independent verification thereof, upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1, 4.2, 4.3 and 4.4, and the Purchaser hereby consents to such reliance.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS
Each Obligor, jointly and severally, represents and warrants to the Purchaser as of the date hereof as follows:
Section 5.1    Securities Laws.
(a)    No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Notes or the Guarantee have been issued and sold by either Obligor within the six-month period immediately prior to the date hereof.
(b)    Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, neither Obligor nor any affiliate (as defined in Rule 144 under the Securities Act) of either Obligor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Guarantee in a manner that would require the registration under the Securities Act of the Notes or the Guarantee or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Guarantee (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(c)    Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, (i) the Indenture is not required to be qualified under the Trust Indenture Act and (ii) no registration under the Securities Act of the Notes or the Guarantee is required in connection with the sale thereof to the Purchasers as contemplated by the Transaction Documents.
Section 5.2    Investment Company Act Matters. After giving effect to the offering and sale of the Notes, neither Obligor will be an “investment company” or “controlled” by an “investment company” within the meaning of the Investment Company Act.
Section 5.3    Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes under the Transaction Documents will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). As used in this Section 5.3, the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U.
Section 5.4    Exchange Act Documents. The documents filed by the Parent Guarantor with the Commission pursuant to the Exchange Act since January 1, 2018 (excluding any documents or portions thereof furnished to, rather than filed with, the Commission) (such documents, the “Exchange Act Documents”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 5.5    Organization; Power; Authorization; Enforceability. Except as set forth on Schedule 5.5, each Obligor has been duly organized, is validly existing and is in good standing under the Laws of the State of Delaware and has obtained all licenses, permits, franchises and other governmental authorizations necessary to carry on its business as now being conducted, except where the failure to have obtained such licenses, permits, franchises and other governmental authorizations would not reasonably be expected to have a Material Adverse Effect. Each Obligor is duly licensed or qualified to do business in good standing in each jurisdiction in which such license or qualification is required by Law for the business it is now conducting except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Each Obligor has the requisite corporate power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as presently conducted and to execute, deliver and perform its obligations under each Transaction Document to which it is a party except where the failure to have such power and authority to own, lease or operate such properties and assets and carry on such business would not reasonably be expected to have a Material Adverse Effect. Each Transaction Document to which either Obligor is a party has been duly authorized, executed and delivered by such Obligor and constitutes the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights), enforceable obligation of such Obligor.
Section 5.6    Equity Interests. Schedule 5.6 sets forth a complete and accurate list of, as of the Issue Date, the address of each Obligor’s principal place of business and each Obligor’s U.S. taxpayer identification number. All of the outstanding Equity Interests in the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. The Issuer does not have any Subsidiaries.
Section 5.7    Governmental and Third Party Authorizations. No exemption from, notice to, registration, filing or declaration with, or consent, approval or authorization of, any Governmental Authority or any other Person is required in connection with (a) the execution or delivery by either Obligor of any Transaction Document to which it is a party or the performance of obligations by either Obligor under any Transaction Document to which it is a party, (b) the transactions contemplated by the Transaction Documents, (c) the grant by the Issuer of the Liens granted or purported to be granted by it pursuant to the Security Documents or (d) the perfection of the Liens created under the Security Documents, other than (i) such exemptions, notices, registrations, filings, declarations, consents, approvals and authorizations as shall have been taken, given, made or obtained and are in full force and effect as of the Issue Date, in each case, as set forth in Schedule 5.7, (ii) such filings required to be made after the date hereof under applicable federal, state and foreign securities Laws, such as applicable state blue sky filings, (iii) the filing of financing statements under the UCC, recordings of mortgages, recordings with the PTO and any other recordings (including in any applicable non-U.S. jurisdiction) required to perfect a security interest in the Collateral and (iv) such exemptions, notices, registrations, filings, declarations, consents, approvals and authorizations, as the case may be, the failure of which to take, give, make or obtain would not have a Material Adverse Effect.
Section 5.8    No Conflicts. The execution and delivery by each Obligor of each Transaction Document to which it is a party, the performance of obligations by each Obligor under each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene the terms of the organizational documents of either Obligor, (b) violate any Law, determination or award applicable to either Obligor or its properties or assets, (c) conflict with or result in the breach of, or constitute a default, result in the acceleration of any obligation or require any payment to be made under, any agreement binding on either Obligor or any of its properties or assets or (d) result in or require the creation or imposition of any Lien (other than any Permitted Lien) upon or with respect to any of the properties or assets of either Obligor, except in the case of clause (b), clause (c) and clause (d) where such violation, conflict, breach, default, acceleration, payment, creation or imposition would not reasonably be expected to have a Material Adverse Effect.
Section 5.9    Compliance with Laws. Each Obligor is in compliance with the requirements of all Laws applicable to it or to its properties or assets, except in such instances in which the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.10    No Material Adverse Change. Except as disclosed in the Exchange Act Documents, subsequent to the respective dates as of which information is given in the Exchange Act Documents, there has not been (a) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or operations of the Obligors taken as a whole, (b) any transaction that is material to the Obligors taken as a whole, (c) any obligation or liability, direct or contingent (including any off-balance sheet obligation), incurred by either Obligor that is material to the Obligors taken as a whole, (d) except as set forth on Schedule 5.10, any material change in the share capital, capital stock or outstanding indebtedness of either Obligor or (e) any dividend or distribution of any kind declared, paid or made on the share capital or capital stock of either Obligor.
Section 5.11    Compliance with ERISA. Each Plan maintained by each Obligor has been operated and administered in compliance with all applicable Laws except in such instances in which the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither Obligor nor any ERISA Affiliate has incurred any liability or penalty pursuant to Title I or IV of ERISA or (with respect to its Plans) pursuant to the Code, and there are no pending or, to the Knowledge of the Obligors, threatened claims, actions or lawsuits by any Governmental Authority with respect to any Plan maintained by such Obligor, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Neither Obligor nor any ERISA Affiliate currently maintains, or has in the last six years maintained, a pension plan that is subject to Title IV of ERISA. Neither Obligor maintains, operates or administers any Plans that cover employees, officers, directors or independent contractors located primarily outside of the United States. The execution and delivery of this Purchase Agreement and the issuance and sale of the Notes and the Guarantee under the Transaction Documents will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Sections 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser’s representation in Section 4.3 as to the sources of the funds used to pay the Price.
Section 5.12    Tax Matters. Except as set forth on Schedule 5.12, each Obligor is a corporation for U.S. federal income tax purposes and has never filed any tax return or related report under any name other than its legal name at the time of filing. Each Obligor has (a) timely filed or caused to be timely filed all U.S. federal income tax returns and all other material tax returns required by Law to be filed and all such tax returns are true and correct in all material respects and (b) duly and timely paid or caused to be timely paid all material taxes, assessments, governmental fees and other governmental charges levied or imposed upon it or its properties, assets or income otherwise due and payable, except those that are being contested in good faith by appropriate action and for which adequate reserves have been provided in accordance with GAAP. There is no pending or, to the Knowledge of the Obligors, proposed tax assessment, deficiency or audit against either Obligor. Neither Obligor has any outstanding material tax liens (other than for taxes that are not yet due and payable or are being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP are being maintained by such Obligor).
Section 5.13    No Defaults. On the Issue Date, there exists no Event of Default or any event that, had the Notes to be issued on the Issue Date already been issued on the Issue Date, would constitute a Default or an Event of Default under the Indenture.
Section 5.14    Absence of Litigation. Except as disclosed in the Exchange Act Documents, there are no actions, suits, proceedings, claims, disputes or investigations at law or in equity, in arbitration or before any Governmental Authority pending or, to the Knowledge of the Obligors, threatened (in writing) against either Obligor that (a) seek to prevent, alter or delay the consummation of the transactions contemplated by the Transaction Documents or (b) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.15    Solvency. No step has been taken or is currently intended to be taken by either Obligor or, to the Knowledge of the Obligors, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of such Obligor or all or any of such Obligor’s properties or assets. Immediately after the issuance and sale of the Notes and the Guarantee and the consummation of the other transactions contemplated by the Transaction Documents on the Issue Date, neither Obligor will be rendered insolvent within the meaning of 11 U.S.C. 101(32) or any other applicable insolvency laws or regulations or be unable to pay its debts as they mature.
Section 5.16    Financial Statements.
(a)    The audited financial statements of the Issuer for the years ended December 31, 2017 and December 31, 2016 have been delivered to the Purchaser and (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as disclosed in the notes thereto and (ii) fairly present, in all material respects, the financial condition of the Issuer as of the dates thereof and the results of operations of the Issuer for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby except as disclosed in the notes thereto.
(b)    The financial statements of the Parent Guarantor included in the Exchange Act Documents (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as disclosed in the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and (ii) fairly present, in all material respects, the consolidated financial condition of the Parent Guarantor as of the dates thereof and the consolidated results of operations of the Parent Guarantor for the periods covered thereby in compliance with the requirements of the Exchange Act and in accordance with GAAP consistently applied throughout the periods covered thereby except as disclosed in the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP.
Section 5.17    Existing Indebtedness. Schedule 5.17 sets forth a complete list of the following types of indebtedness of each Obligor outstanding as of the Issue Date: (a) indebtedness in respect of borrowed money; (b) any other obligation of such Obligor to be liable for, or to pay, as obligor, guarantor or otherwise, on the indebtedness for borrowed money of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (c) to the extent not otherwise included, indebtedness for borrowed money of another Person secured by a Lien on any asset owned by such Person (whether or not such indebtedness for borrowed money is assumed by such Person).
Section 5.18    Material Contracts. Schedule 5.18 sets forth a complete list of all Material Contracts to which the Issuer is a party. All such Material Contracts are in full force and effect and constitute the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable obligation of the Issuer and, to the Knowledge of the Obligors, all other parties thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Obligors, there are no oral waivers or modifications (or pending requests therefor) in respect of such Material Contracts, except as would not reasonably be expected to have a Material Adverse Effect. The Issuer is not in breach or default under or with respect to any Material Contract binding on it except where such breaches or defaults would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Obligors, no other Person party to any such Material Contract is in default thereunder except where such default would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Obligors, no party to any such Material Contract has given any notice of termination or breach of any such Material Contract.
Section 5.19    Properties. Each Obligor has good and marketable title to, or valid leasehold interests in or rights to use, all of its tangible properties and assets material to its business as presently conducted, free and clear of all Liens other than Permitted Liens. Neither Obligor owns any real property. Schedule 5.19 sets forth a complete and accurate list of all leases of real property to which either Obligor is party (whether as lessor, lessee or otherwise), showing as of the date hereof the street address, county and state (or other relevant jurisdiction), lessor, lessee and expiration date. To the Knowledge of the Obligors, the lease in respect of any real property held by such Obligor under lease has been duly authorized, executed and delivered by all parties thereto and constitutes the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable obligation of all parties thereto except as would not reasonably be expected to have a Material Adverse Effect.
Section 5.20    Intellectual Property.
(a)    To the Knowledge of the Obligors, the Issuer owns, or possesses the right or license to use, all of the Intellectual Property that is reasonably necessary for the operation of its business as presently conducted and that is reasonably necessary for the commercialization of the Product other than in Japan, without conflicting with the valid and enforceable rights of any other Person, except for the failure to own or license that would not reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Obligors, no slogan or other advertising device, product, process, method, substance, part or other material presently employed by the Issuer (including in respect of the Product) material to its business as presently conducted infringes upon any valid and enforceable rights held by any other Person. No claim or litigation regarding any of the foregoing is pending against the Issuer or, to the Knowledge of the Obligors, threatened (in writing).
(b)    Schedule 5.20 contains a complete list of all Patents that are owned by or licensed to the Issuer, in each case that are material or necessary to the commercialization of the Product (the “Relevant Patents”) and all Patent licenses granting rights to the Issuer to such licensed Patents. The Issuer holds all right, title and interest in and to the Relevant Patents, free and clear of any Lien (except for Permitted Liens) and has requisite power and authority, and all necessary third party consents or approvals, including from any Governmental Authority, to grant a security interest in such Relevant Patents owned by the Issuer as contemplated in the Transaction Documents. The Issuer has made all necessary recordings with the PTO and equivalent non-U.S. intellectual property offices in respect of the Relevant Patents owned by the Issuer to protect and maintain ownership of such Relevant Patents. To the Knowledge of the Obligors, at least one claim of each of the Relevant Patents that have issued is valid and enforceable. To the Knowledge of the Obligors, there are no litigation, interference or opposition proceedings pending or threatened (in writing) relating to the Relevant Patents that would have a material adverse impact on any of the Relevant Patents. To the Knowledge of the Obligors, there is no third party infringing on any Intellectual Property or proprietary right in relation to the Relevant Patents. All patent applications owned by the Issuer that are material or necessary to the commercialization of the Product other than in Japan are being diligently prosecuted by the Issuer, and the Issuer duly maintains those Relevant Patents that have issued and are owned by it. The Issuer has not been notified in writing of any actions by any Governmental Authority challenging the validity or enforceability of any of the issued Relevant Patents.
(c)    The Issuer is the owner or holder of each new drug application or abbreviated new drug application in respect of the Product set forth in Schedule 5.20. The Issuer has not granted or assigned to any other Person, directly or indirectly, any rights to any other Person under any such new drug application or abbreviated new drug application. Except as set forth on Schedule 5.20(c), the Issuer possesses all regulatory approvals that are necessary for the commercialization of the Product in the United States.
Section 5.21    Environmental Matters. Except as would not have a Material Adverse Effect, to the Knowledge of the Obligors: (a) each Obligor and its respective business, operations, properties and assets are in compliance with, and neither Obligor has any liability under, any applicable Environmental Law; (b) each Obligor has obtained (or applied for, with a reasonable likelihood of obtaining) all Environmental Permits required for the conduct of its respective business and operations and the ownership, operation and use of its respective properties and assets under Environmental Laws, and all such Environmental Permits are valid and in good standing; (c) there has been no Release or threatened Release of Hazardous Material on, at, under or from any properties or assets presently or formerly owned, leased or operated by such Obligor or its respective predecessors in interest that would reasonably be expected to result in liability to such Obligor under any applicable Environmental Law; (d) there is no Environmental Claim pending or threatened against such Obligor or relating to the properties or assets currently or formerly owned, leased or operated by such Obligor or its predecessors in interest or relating to the operations of such Obligor, and there are no actions, activities, circumstances, conditions, events or incidents that would reasonably be expected to form the basis of such an Environmental Claim; (e) no Person with an indemnity or contribution obligation to either Obligor relating to compliance with or liability under any Environmental Law is in default with respect to such obligation; and (f) neither Obligor is obligated to perform any action or otherwise incur any expense under any Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and neither Obligor is conducting or financing any Response pursuant to any Environmental Law or has refused or failed to conduct or finance any Response required by Environmental Law. To the Knowledge of the Obligors, no properties or assets owned, operated or leased by either Obligor and no properties or assets formerly owned, operated or leased by such Obligor or any of its respective predecessors in interest is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or included on any similar list maintained by any Governmental Authority, including any such list relating to petroleum. No Lien has been recorded or, to the Knowledge of the Obligors, threatened in writing under any Environmental Law with respect to any properties or assets of such Obligor.
Section 5.22    Labor Matters. Neither Obligor is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by such Obligor, and, to the Knowledge of the Obligors, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that would affect such Obligor. There are no material controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Obligors, threatened between such Obligor and any of its employees. There are no unfair labor practice complaints pending against either Obligor before any Governmental Authority or, to the Knowledge of the Obligors, any current union representation questions involving employees of such Obligor, in each case that would reasonably be expected to have a Material Adverse Effect. Each Obligor is currently in compliance with all applicable Laws relating to employment and labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect.
Section 5.23    Insurance. Each Obligor maintains, with insurance companies that the officers of such Obligor believe are financially sound and reputable, such public liability insurance, business interruption insurance, third party property damage insurance and casualty insurance with respect to liabilities, losses or damage in respect of its respective properties and assets as the officers of such Obligor believe are customarily carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as the officers of such Obligor believe are customary for such other Persons to maintain under similar circumstances in similar businesses.
Section 5.24    Sanctions and Anti-Money Laundering Laws. Neither Obligor nor, to the knowledge upon due inquiry of the Obligors, any of its respective Affiliates, directors, officers, employees, agents or representatives is in violation of any Anti-Money Laundering Laws. Neither Obligor nor, to the knowledge upon due inquiry of the Obligors, its respective Affiliates is a Person, or is owned or controlled by a Person that is, (a) listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (b) named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list, (c) the subject of any sanctions laws, regulations or programs administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (d) located, organized or resident in a country, territory or region that is the subject of comprehensive territorial Sanctions (currently including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). Each Obligor will not, directly or indirectly, use the proceeds from the sale of the Notes under the Transaction Documents (a) to fund or facilitate any activities or business of or with any Person who, at the time of such funding or facilitation, is (i) the subject of Sanctions or (ii) located, organized or resident in any country or territory that is the subject of comprehensive Sanctions; or (b) in any other manner that will result in a violation of Sanctions by any Person. Each Obligor and its respective Affiliates, directors, officers, employees, agents and representatives is and has been in compliance, and will comply strictly throughout the performance of this Agreement, with Sanctions and the Anti-Money Laundering Laws, and within eight weeks of executing this Agreement will institute and thereafter will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.
Section 5.25    Anti-Corruption Laws. Neither Obligor nor, to the knowledge upon due inquiry of the Obligors, any of its respective Affiliates, directors, officers, employees, agents or representatives has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain business or otherwise to secure any improper advantage. Each Obligor has conducted and will continue to conduct its business in compliance with the Anti-Corruption Laws and has maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Each Obligor will not, directly or indirectly, use the proceeds from the sale of the Notes under the Transaction Documents for the purpose of financing or facilitating any activity that would violate the Anti-Corruption Laws.
Section 5.26    Licenses and Permits. Except as set forth on Schedule 5.26, each Obligor possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate Governmental Authorities necessary to conduct the business now operated by it, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor is in compliance with the terms and conditions of all such Permits and all such Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Neither Obligor has received any notice of proceedings relating to the revocation or material modification of any such Permits. Except as disclosed in the Exchange Act Documents, and except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, the Issuer has not received any notice of adverse filing, warning letter, untitled letter or other correspondence or written notice in respect of the Product from the United States Food and Drug Administration (the “FDA”) or any other relevant regulatory authority or other Governmental Authority alleging or asserting noncompliance with the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. 301 et seq.) (the “FFDCA”) or similar U.S. federal or state or non-U.S. Law.
Section 5.27    Regulatory Filings. Except as disclosed in the Exchange Act Documents, and except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (a) each Obligor is and has been in compliance with applicable health care Laws, including the FFDCA and the U.S. Anti-Kickback Statute (42 U.S.C. 1320a-7b(b)) (collectively, “Health Care Laws”), (b) each Obligor possesses all licenses, certificates, approvals, clearances, authorizations and permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Health Care Authorizations”), such Health Care Authorizations are valid and in full force and effect and neither Obligor is in violation of any term of any such Health Care Authorizations, (c) neither Obligor has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in violation of any Health Care Laws or Health Care Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, (d) to the Knowledge of the Obligors, neither Obligor has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Health Care Authorizations or has any knowledge that any such Governmental Authority is considering such action and (e) each Obligor has filed, maintained and submitted all reports, documents, forms, notices, applications, records, claims and submissions and supplements or amendments thereto as required by any Health Care Laws or Health Care Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions, supplements and amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).
Section 5.28    Clinical Trials. To the Knowledge of the Obligors, the pre-clinical and clinical studies and trials conducted by or on behalf of such Obligor in respect of the Product have been and, if still pending, are being conducted in all material respects with reasonable care and in accordance in all material respects with the protocols submitted to the FDA or comparable Governmental Authorities and all Health Care Laws and Health Care Authorizations. Neither Obligor has received any written notice or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any pre-clinical or clinical study or trial conducted by or on behalf of such Obligor in respect of the Product.
Section 5.29    Disclosure Controls. The Parent Guarantor has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). The Parent Guarantor’s independent registered public accounting firm and the audit committee of the board of directors of the Issuer have been advised of (a) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Issuer’s ability to record, process, summarize and report financial data and (b) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Parent Guarantor’s internal controls. All “material weaknesses” (as defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Parent Guarantor, if any, have been identified to the Parent Guarantor’s independent registered public accounting firm and are disclosed in the Exchange Act Documents. Since the end of the Parent Guarantor’s most recent audited fiscal year, except as disclosed in the Exchange Act Documents, there have been no material changes in internal controls or in other factors that could significantly affect internal controls.
Section 5.30    Accounting Controls. Except as disclosed in the Exchange Act Documents, the Parent Guarantor has established and maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 5.31    Existing Investments. The Issuer has no outstanding Investments as of the Issue Date.
Section 5.32    Security Documents. The representations and warranties of the Issuer in Article III of the Collateral Agreement are true and correct, except to the extent that any such untrue or incorrect statement, individually or in the aggregate, would not have a material adverse effect on the Collateral.
ARTICLE VI
CONDITIONS TO CLOSING
The obligations of the Purchaser hereunder are subject to the accuracy in all material respects (except for such representations and warranties qualified by materiality or Material Adverse Effect, which shall be accurate in all respects), on and as of the Issue Date, of the representations and warranties of the Obligors contained herein, to the accuracy of the statements of the Obligors and their officers made in any certificates delivered pursuant hereto, to the performance by the Obligors of their respective obligations hereunder and to the satisfaction or waiver by the Purchaser of each of the following additional terms and conditions:
Section 6.1    Obligors’ Counsel Opinions.
(a)    Paul Hastings LLP, counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers and dated the Issue Date, in form and substance reasonably satisfactory to the Purchasers.
(b)    Pillsbury Winthrop Shaw Pittman LLP, special intellectual property counsel to the Issuer, shall have furnished to the Purchasers their reasoned opinions, each addressed to the Purchasers and dated the Issue Date, as to certain product clearance and validity matters, in form and substance reasonably satisfactory to the Purchasers.
Section 6.2    Purchasers’ Counsel Opinions. Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Purchasers, shall have furnished to the Purchasers their opinion, addressed to the Purchasers and dated the Issue Date, in form and substance reasonably satisfactory to the Purchasers.
Section 6.3    Certification as to Purchase Agreement. Each Obligor shall have furnished to the Purchasers a certificate, dated the Issue Date, of its Responsible Officer, stating that, as of the Issue Date, the representations and warranties of such Obligor in this Purchase Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality or Material Adverse Effect, which are true and correct in all respects) and such Obligor has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Issue Date.
Section 6.4    Authorizations. Each Obligor shall have furnished to the Purchasers (a) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of such Obligor, as of the Issue Date, duly authorizing the execution and delivery of, and performance of obligations under, the Transaction Documents to which it is a party and any other documents to be executed on or prior to the Issue Date by or on behalf of it in connection with the transactions contemplated hereby and thereby and, in the case of the Issuer, the issuance and sale of the Notes, and that such resolutions, consents or other documents have not been modified, rescinded or amended and are in full force and effect, (b) certified copies of its organizational documents, (c) a certification by a Responsible Officer of such Obligor, as of the Issue Date, as to the incumbency and specimen signatures of each officer executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of such Obligor (together with a certification of another Responsible Officer of such Obligor as to incumbency and specimen signature of the first-mentioned Responsible Officer) and (d) a certificate of good standing of such Obligor as of a recent date from the Secretary of State of the State of Delaware.
Section 6.5    Offering of Notes and Guarantee. The Placement Agent shall have delivered to the Issuer a certificate, dated on or about the Issue Date, as to the manner of the offering of the Notes and the Guarantee, and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (a) did not solicit offers for, or offer, the Notes or the Guarantee by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising and (b) solicited offers for the Notes and the Guarantee only from, and offered the Notes and the Guarantee only to, (i) Persons who it reasonably believed were QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (ii) in the case of offers outside the United States, Persons that are not U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S, and (iii) Accredited Investors, and shall further state that counsel to the Obligors and to the Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.
Section 6.6    CUSIP Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Notes.
Section 6.7    Further Information. On or prior to the Issue Date, the Obligors shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request in connection with this Purchase Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.
Section 6.8    Consummation of Transactions. All of the transactions contemplated by the Transaction Documents to be completed on or before the Issue Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby (including (a) the execution, delivery and issuance of the Letter of Credit by the Parent Guarantor to the Issuer, (b) the execution and delivery by the Issuer of an agreement with inVentiv Commercial Services, LLC, a Syneos HealthTM group company relating to a contract sales organization for the Product and (c) the execution and delivery by the Issuer of the Consent and Agreement (as defined in the Indenture)), and the Purchaser shall have received executed copies of the Transaction Documents (which shall be in full force and effect).
Section 6.9    No Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Issue Date, prevent the issuance or sale of the Notes, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Issue Date that would prevent the issuance or sale of the Notes or the Guarantee.
Section 6.10    Consents. The Purchasers shall have received copies of all consents, licenses and approvals set forth in Schedule 5.7.
Section 6.11    Collateral Requirements. The Collateral Agent shall have received:
(a)    evidence of the filing of financing statements under the UCC, recordings with the PTO and other recordings (including in any applicable non-U.S. jurisdiction) required, necessary, appropriate or reasonably requested to be made to perfect a security interest in the Collateral, including those specified in the Security Documents;
(b)    certified copies of UCC, PTO, United States Copyright Office, tax, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or searches, each as of a recent date and listing all effective financing statements, lien notices or comparable documents that name the Issuer as debtor and that are filed in the jurisdiction in which the Issuer is organized or maintains its principal place of business and such other searches deemed necessary or appropriate, none of which encumber the Collateral covered or intended to be covered in the Security Documents; and
(c)    evidence of the Collateral Agent’s sole control (pursuant to Article 9 of the UCC) of any Collateral consisting of deposit accounts, electronic chattel paper, investment property (including securities accounts) and letter-of-credit rights in the United States.
ARTICLE VII
ADDITIONAL COVENANTS
Section 7.1    DTC. The Issuer will use reasonable best efforts to comply with the agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
Section 7.2    Expenses. The Issuer agrees to pay or cause to be paid from the proceeds of the issuance of the Notes all actual, reasonable and documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP (it being understood that the Issuer shall not be obligated to pay any such fees and expenses up to and including the closing of the transactions contemplated by the Purchase Agreements in excess of the amount stipulated in paragraph 2 of the Engagement Letter, dated April 13, 2018, by and between the Issuer and the Placement Agent), acting as special counsel to the Purchasers, it being understood that the Issuer will not reimburse any other expenses of any Purchaser (including expenses of any other counsel).
Section 7.3    Confidentiality; Public Announcement.
(a)    Except as otherwise required by applicable Laws or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over either Obligor and except as otherwise set forth in this Section 7.3, each Obligor will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated Persons who receive such information to, treat and hold as confidential and not disclose to any Person any and all Confidential Information furnished to it by the Purchaser, as well as the information on Schedule 1, and to use any such Confidential Information and other information only in connection with this Purchase Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, each Obligor may disclose such information solely on a need-to-know basis and solely to its members, directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees, representatives, investors, potential investors, co-investors, potential co-investors, acquirers, potential acquirers, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information and other information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.
(b)    Except as otherwise required by applicable Laws or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over either Obligor, in no event shall the Purchaser’s name (in any variation) be used in any public announcement or filing, or in any type of mail or electronic distribution intended for an audience that is not solely limited to the Affiliates of the Obligors.
(c)    Except as required by applicable Laws or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over either Obligor, neither Obligor nor any of its respective Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.
ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS
Section 8.1    Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Purchase Agreement shall survive (a) the execution and delivery of this Purchase Agreement, the Notes and the Guarantee and (b) the purchase or transfer by the Purchaser of any Note or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of a Note, regardless of any investigation made at any time by or on behalf of the Purchaser or any other holder or beneficial owner of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. The Transaction Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. Notwithstanding anything to the contrary elsewhere in this Purchase Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation with respect to lost profits shall not limit the Issuer’s right to recover contract damages in connection with the Purchaser’s failure to close in violation of this Purchase Agreement, including damages that are a reasonably foreseeable consequence of such failure to close).
ARTICLE IX
NOTICES
Section 9.1    Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:
(a)    if to the Purchaser, in accordance with Schedule 1; and
(b)    if to either Obligor, in accordance with Section 12.01 of the Indenture.
ARTICLE X
SUCCESSORS AND ASSIGNS
Section 10.1    Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Notes are outstanding, neither Obligor may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser except as permitted in accordance with the Indenture.
ARTICLE XI
SEVERABILITY
Section 11.1    Severability. Any provision of this Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.
ARTICLE XII
WAIVER OF JURY TRIAL
Section 12.1    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PURCHASER AND THE OBLIGORS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PURCHASE AGREEMENT.
ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION
Section 13.1    Governing Law; Consent to Jurisdiction. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. To the extent permitted by applicable law, the parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.
ARTICLE XIV
COUNTERPARTS
Section 14.1    Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Purchase Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
ARTICLE XV
TABLE OF CONTENTS AND HEADINGS
Section 15.1    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
{SIGNATURE PAGES FOLLOW}

If the foregoing is in accordance with your understanding of this Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among us and you in accordance with its terms.
Very truly yours,
SCILEX PHARMACEUTICALS INC.

By: /s/ Henry Ji, Ph.D.
Name:    Henry Ji, Ph.D.
Title:    Chief Executive Officer
SORRENTO THERAPEUTICS, INC.

By: /s/ Henry Ji, Ph.D.
Name:    Henry Ji, Ph.D.
Title:    President, Chief Executive Officer and     Chairman of the Board

[PURCHASER SIGNATURE PAGE]

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS
Unless the context otherwise requires, in this Annex A and each Transaction Document (or other document) to which this Annex A is attached:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)
Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document (or other document) on a day that is not a Business Day, unless any Transaction Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

(c)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)	The word “or” is not exclusive.

(f)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(g)
Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document (or other document)) and include any Annexes, Exhibits and Schedules attached thereto.

(h)	References to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(i)
References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(j)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)
The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document (or other document) shall refer to this Annex A or such Transaction Document (or other document) as a whole and not to any particular provision hereof or thereof, and references to Articles, Sections, Annexes, Schedules and Exhibits herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document (or other document) unless otherwise specified.

(l)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(m)
References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document (or other document).

(n)	References to any term having the meaning set forth in the Indenture shall mean the meaning set forth in the Indenture as of the Issue Date.

“$” means lawful money of the United States.
“Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Notes in reliance on Regulation S.
“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and “controlled” has a meaning correlative thereto.
“Anti-Corruption Laws” means applicable Laws relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977.
“Anti-Money Laundering Laws” means applicable Laws relating to money laundering or terrorism , including, without limitation, the USA PATRIOT Act of 2001, the U.S. Money Laundering Control Act of 1986, any applicable provisions of the U.S. Bank Secrecy Act of 1970 and the Executive Order.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are authorized or required by Law to close in New York City or the city in which the Trustee’s corporate trust office is located.
“CERCLA” means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
“Closing Account” means the account maintained with the Trustee at U.S Bank National Association, ABA No. 091000022, Account No. 1731 0332 1092, Ref. Scilex, Attention: Josh Tripi.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in the Indenture.
“Collateral Agent” has the meaning set forth in the Indenture.
“Collateral Agreement” has the meaning set forth in the Indenture.
“Commission” means the United States Securities and Exchange Commission or any successor thereto.
“Confidential Information” means, as it relates to the Purchaser, all information (whether written or oral, or in electronic or other form) furnished to either Obligor or its respective Affiliates at any time concerning the Purchaser or its Affiliates (including any of its equityholders), including any and all information regarding any aspect of the Purchaser’s business, including its owners, funds, strategy, market views, structure, investors or potential investors. Such Confidential Information includes any IRS Form W-9 or W-8 (or any similar type of form) provided by the Purchaser to either Obligor or its respective Affiliates. Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by either Obligor without use of or access to any information described in the second preceding sentence, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of this Purchase Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or otherwise required to be disclosed under applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or pursuant to requests from regulatory agencies having oversight over either Obligor or (z) required to be disclosed by court or administrative order or under securities laws, rules and regulations applicable to any party to this Purchase Agreement or pursuant to the rules and regulations of any stock exchange or stock market on which securities of either Obligor or its respective Affiliates or the Purchaser or its Affiliates may be listed for trading.
“Confidentiality Agreement” means (i) a confidentiality agreement substantially in the form of Exhibit C to the Indenture, (ii) a confidentiality agreement attached as Schedule 2 to a Purchase Agreement that has not terminated by its terms or (iii) a confidentiality agreement in form and substance mutually acceptable to the Issuer and the applicable counterparty.
“Default” has the meaning set forth in the Indenture.
“Definitive Security” has the meaning set forth in Appendix A to the Indenture.
“DTC” means The Depository Trust Company (including its nominees).
“Environmental Claim” means any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damage to natural resources, personal injury, property damage, fine, penalty or other cost resulting from, related to or arising out of (a) the presence, Release or threatened Release in or into the environment of Hazardous Materials at any location or (b) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Materials or alleged injury or threat of injury to health, safety or the environment.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership, distribution or profit interests or participations in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, distribution or profit interests or participations in) such Person and all of the other ownership, distribution or profit interests or participations in such Person (including partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests or participations are outstanding on any date of determination.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with either Obligor within the meaning of Section 414(b) of the Code or Section 414(c) of the Code (and Section 414(m) of the Code and Section 414(o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Event of Default” has the meaning set forth in the Indenture.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Act Documents” has the meaning set forth in Section 5.4 of the Purchase Agreements.
“Executive Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.
“FDA” has the meaning set forth in Section 5.26 of the Purchase Agreements.
“FFDCA” has the meaning set forth in Section 5.26 of the Purchase Agreements.
“GAAP” means generally accepted accounting principles in effect in the United States from time to time.
“Global Security” has the meaning set forth in Appendix A to the Indenture.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” has the meaning set forth in the Indenture.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“Health Care Authorizations” has the meaning set forth in Section 5.27 of the Purchase Agreements.
“Health Care Laws” has the meaning set forth in Section 5.27 of the Purchase Agreements.
“Indebtedness” has the meaning set forth in the Indenture.
“Indenture” means that certain indenture for the Notes, dated as of the Issue Date, among the Obligors, the Trustee and the Collateral Agent.
“INHAM Exemption” has the meaning set forth in Section 4.3(a)(iv)(z) of the Purchase Agreements.
“Intellectual Property” has the meaning set forth in the Indenture.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“Investments” has the meaning set forth in the Indenture.
“IRS” means the U.S. Internal Revenue Service or any successor thereto.
“Issue Date” means September 7, 2018.
“Issuer” has the meaning set forth in the preamble to the Purchase Agreements.
“Knowledge” means the actual knowledge of Henry Ji, Ph.D., George Ng and William Pedranti.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, judgments, orders, writs, injunctions, decrees, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Letter of Credit” has the meaning set forth in the Indenture.
“Lien” has the meaning set forth in the Indenture.
“Material Adverse Effect” means a material adverse effect on (a) with respect to the representations and warranties of the Issuer set forth in the Purchase Agreements, the business, operations, affairs, financial condition, assets or properties of the Issuer, (b) with respect to the representations and warranties of the Parent Guarantor set forth in the Purchase Agreements, the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor, (c) the commercialization of the Product, (d) the ability of the Issuer to perform its obligations under the Transaction Documents to which it is party, (e) the ability of the Parent Guarantor to perform its obligations under the Transaction Documents to which it is party or (f) the validity or enforceability of the Transaction Documents.
“Material Contract” means a contract or other agreement that is material in relation to the commercialization of the Product.
“Noteholder” means any Person in whose name a Note is registered from time to time in the register with respect to the Notes.
“Notes” means the Senior Secured Notes due 2026 of the Issuer in the initial Outstanding Principal Balance of $224,000,000, substantially in the form of Exhibit A to the Indenture.
“Obligors” means, collectively, the Issuer and the Parent Guarantor.
“OFAC” has the meaning set forth in Section 5.24 of the Purchase Agreements.
“Other Agreements” has the meaning set forth in Section 3.1(a) of the Purchase Agreements.
“Other Prices” has the meaning set forth in Section 3.1(a) of the Purchase Agreements.
“Other Purchasers” has the meaning set forth in Section 3.1(a) of the Purchase Agreements.
“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness outstanding, the total principal amount of such Note or other evidence of indebtedness unpaid and outstanding at any time.
“Parent Guarantor” has the meaning set forth in the preamble to the Purchase Agreements.
“Patents” means (i) an issued patent or a patent application, (ii) all registrations and recordings thereof, (iii) all continuations and continuations-in-part to an issued patent or patent application, (iv) all divisions, patents of addition, reissues, renewals and extensions of any patent, patent application, continuation or continuation-in-part and (v) all counterparts of any of the above in any jurisdiction.
“Paying Agent” has the meaning set forth in the Indenture.
“Permits” has the meaning set forth in Section 5.26 of the Purchase Agreements.
“Permitted Lien” in respect of a Person means: (i) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) carriers’, warehousemen’s and mechanics’ Liens and similar Liens imposed by law, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers (other than the Parent Guarantor) of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) deposits made in the ordinary course of business to secure liability to insurance carriers; (viii) grants of software and other technology licenses in the ordinary course of business; (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (x) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and (xi) Liens created in favor of the Trustee or the Collateral Agent.
“Person” means any individual, corporation, company, partnership, association, limited liability company, unincorporated organization, trust, joint-stock company or joint venture, a Governmental Authority or any other entity.
“Placement Agent” means Morgan Stanley & Co. LLC.
“Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other plan or arrangement providing for employee compensation or benefits, whether or not subject to ERISA, that is (or within the preceding six years has been) maintained, or to which contributions are (or within the preceding six years have been) required to be made, by either Obligor or with respect to which such Obligor may have any liability.
“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor.
“Price” has the meaning set forth in Section 3.1(a) of the Purchase Agreements.
“Product” has the meaning set forth in the Indenture.
“PTE” has the meaning set forth in Section 4.3(a)(iv)(w) of the Purchase Agreements.
“PTO” means the U.S. Patent and Trademark Office.
“Purchase Agreement” means this purchase agreement.
“Purchase Agreements” means, collectively, this Purchase Agreement and the Other Agreements.
“Purchase Price” has the meaning set forth in Section 3.1(a) of the Purchase Agreements.
“Purchaser” has the meaning set forth in Section 1.1 of this Purchase Agreement.
“Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreements.
“QIB” means a qualified institutional buyer within the meaning of Rule 144A.
“QPAM Exemption” means PTE 84-14 (issued December 21, 1982, as subsequently amended).
“Regulation S” means Regulation S under the Securities Act.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials into or onto the environment.
“Relevant Patents” has the meaning set forth in Section 5.20(b) of the Purchase Agreements.
“Response” means “response” as such term is defined in CERCLA (42 U.S.C. 9601(24)) and all other actions required by any Governmental Authority or voluntarily undertaken to clean up, remove, treat, abate or in any other way address any Hazardous Materials in the environment, prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Materials or perform studies and investigations in connection therewith, as a precondition thereto or to determine the necessity of the activities described therein.
“Responsible Officer” means (a) with respect to the Trustee, any officer within the Trustee’s corporate trust office, including any principal, vice president, managing director, director, manager, associate or other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, and (b) with respect to either Obligor, any manager, director or officer of such Obligor.
“Rule 144A” means Rule 144A under the Securities Act.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Documents” has the meaning set forth in the Indenture.
“Similar Law” has the meaning set forth in Section 4.3(b) of the Purchase Agreements.
“Source” has the meaning set forth in Section 4.3(a) of the Purchase Agreements.
“Subsidiary” has the meaning set forth in the Indenture.
“Transaction Documents” means the Indenture, the Notes, the Guarantee, the Security Documents, the Letter of Credit and the Purchase Agreements, and each other agreement pursuant to which a Lien to secure the obligations under the Indenture or the Notes is granted (or purported to be granted) to the Collateral Agent (or its agent) or such Lien is perfected (or purported to be perfected).
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means U.S. Bank National Association, as trustee.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection, the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code (or equivalent Law) as in effect in a jurisdiction other than the State of New York, then “UCC” means the Uniform Commercial Code (or equivalent Law) as in effect from time to time in such other jurisdiction for purposes of the provisions relating to such perfection, effect of perfection or non-perfection or priority.
“United States person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.
“U.S. Person” means a “U.S. person” as defined in Regulation S.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors (or equivalent) of such Person.

SCHEDULE 1
PURCHASER INFORMATION

Purchaser	Principal Amount of Notes	Notice Information